UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2026

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

1675 N. Freedom Blvd (200 West) Building 1
Provo,	Utah	84604	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on November 23, 2025, Green Dot Corporation, a Delaware corporation (“Green Dot”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CommerceOne Financial Corporation, an Alabama corporation (“CommerceOne”), Compass Sub North, Inc., a newly formed Delaware corporation and a direct, wholly owned subsidiary of CommerceOne (“New CommerceOne” or the “Combined Company”), Compass Sub East, Inc., a newly formed Delaware corporation and a direct, wholly owned subsidiary of New CommerceOne (“Merger Sub One”), and Compass Sub West, Inc., a newly formed Delaware corporation and an indirect, wholly owned subsidiary of New CommerceOne (“Merger Sub Two”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub One will merge with and into CommerceOne and Merger Sub Two will merge with and into Green Dot (collectively, the “First Mergers”), with CommerceOne and Green Dot, respectively, surviving the First Mergers; and (ii) following the First Mergers, CommerceOne will merge with and into New CommerceOne, with New CommerceOne surviving under the name “CommerceOne Financial Corporation” (together with the First Mergers, the “Mergers”).

Also on November 23, 2025, Green Dot entered into a Separation Agreement (the “Separation Agreement”) by and among New CommerceOne, Green Dot and Green Dot OpCo, LLC, a newly formed Delaware limited liability company and affiliate of Smith Ventures, LLC (“OpCo”), pursuant to which, upon the terms and subject to the conditions therein, following the First Mergers, (i) Green Dot will convert into a limited liability company, (ii) Green Dot will distribute the stock of Green Dot Bank, a Utah-chartered bank and wholly owned subsidiary of Green Dot, to Compass Sub Northwest, Inc., a newly formed Delaware corporation and direct, wholly owned subsidiary of New CommerceOne, and (iii) OpCo will acquire Green Dot and its non-bank financial technology and related assets and operations (together with the Mergers, the “Proposed Transaction”).

In connection with the Proposed Transaction, New CommerceOne filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2026, a registration statement on Form S-4, File No. 333-293326, as amended on April 7, 2026, May 1, 2026 and May 7, 2026, and which was declared effective by the SEC on May 8, 2026, containing a proxy statement of Green Dot that also constitutes a prospectus of New CommerceOne. Green Dot filed a definitive proxy statement and New CommerceOne filed a final prospectus with the SEC on May 8, 2026 (the “proxy statement/prospectus”). Green Dot first mailed the proxy statement/prospectus to its stockholders on or about May 15, 2026.

Green Dot and CommerceOne will each hold a special meeting of stockholders on June 23, 2026 to consider certain proposals related to the Merger Agreement and the Separation Agreement as further described in the proxy statement/prospectus.

Litigation Related to the Proposed Transaction

Following the announcement of the Proposed Transaction, as of the date of this Current Report on Form 8-K, three lawsuits challenging the Proposed Transaction have been filed (each, a “Lawsuit” and, collectively, the “Lawsuits”). The first Lawsuit, captioned Phillips v. Green Dot Corporation, et al. (No. 653155/2026), was filed in the Supreme Court of the State of New York on May 27, 2026. The second Lawsuit, captioned Richardson v. Green Dot Corporation, et al. (No. 653180/2026), was filed in the Supreme Court of the State of New York on May 28, 2026. The third Lawsuit, captioned Zaccagnino v. J. Chris Brewster et al. (No. 65838/2026), was filed in the Supreme Court of the State of New York on June 8, 2026. In addition, Green Dot has received demand letters from counsel representing purported stockholders of Green Dot (the “Demand Letters” and, together with the Lawsuits, the “Matters”). The Matters each allege that, among other things, the proxy statement/prospectus contains certain disclosure deficiencies and/or incomplete information regarding the Proposed Transaction.

Green Dot and CommerceOne believe that the claims asserted in the Matters are without merit and that no additional disclosure in the proxy statement/prospectus is required or necessary under applicable laws. However, in order to avoid the risk that the Matters delay or otherwise adversely affect the Proposed Transaction, and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Green Dot, CommerceOne and New CommerceOne hereby make additional disclosures (the “Supplemental Disclosures”) to supplement the disclosures contained in the proxy statement/prospectus. Green Dot, CommerceOne, New CommerceOne and their respective boards of directors deny all allegations in the Matters that any additional disclosure was or is required or that they have violated any laws or breached any duties to stockholders in connection with the proxy statement/prospectus, and none of the Supplemental Disclosures nor any other disclosure in this Current Report on Form 8-K should be construed as an admission of the legal necessity or materiality under applicable laws of any Supplemental Disclosures.

Supplemental Disclosures to the Proxy Statement/Prospectus

The Supplemental Disclosures set forth below supplements the proxy statement/prospectus and should be read in conjunction with the proxy statement/prospectus, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the proxy statement/prospectus, the information contained herein supersedes the information contained in the proxy statement/prospectus. Except as otherwise described in the below Supplemental Disclosures or the documents referred to, contained in or incorporated by reference herein, the proxy statement/prospectus, the annexes to the proxy statement/prospectus and the documents referred to, contained in or incorporated by reference in the proxy statement/prospectus are not otherwise modified, supplemented or amended. All page references below are to pages in the proxy statement/prospectus, and terms used below shall have the meanings set forth in the proxy statement/prospectus (unless otherwise defined below). For clarity, new text within restated paragraphs and tables from the proxy statement/prospectus is underlined, while deleted text is stricken-through.

1.
The disclosure under the section entitled “The Mergers—Background of the Mergers and the Payments Sale” in the proxy statement/prospectus is hereby amended by adding the following underlined language in the fifth full paragraph on page 134 of the proxy statement/prospectus:

On June 18, 2025, representatives of Stephens contacted representatives of Citi to inform Citi that Smith Ventures was partnering with CommerceOne in order to better facilitate and structure a potential strategic transaction with Green Dot and to discuss the possibility of a joint transaction proposal by Smith Ventures and CommerceOne. CommerceOne subsequently executed an NDA with Green Dot on June 19, 2025 and was provided access to due diligence materials. The NDA executed with CommerceOne contained substantially similar terms to the NDAs entered into with the other potentially interested parties.

2.
The disclosure under the section entitled “The Mergers—Opinion of Green Dot’s Financial Advisor—Summary of Financial Analyses of Citi—The Green Dot Merger Consideration—Selected Public Companies Analysis—Combined Company” in the proxy statement/prospectus is hereby amended by adding (i) the following underlined language in the fourth paragraph and (ii) the “Price / Tangible Book Value Per Diluted Share” for each of the selected companies to the table, in each case, on page 148 of the proxy statement/prospectus:

The selected companies (and corresponding multiples) considered by Citi for its analysis of the Combined Company were:
Selected Companies	Price / Tangible Book Value Per Diluted Share
Axos Financial, Inc.	1.81x
The Bancorp, Inc.	3.58x
Pathward Financial, Inc.	2.94x
Coastal Financial Corporation	3.40x
MVB Financial Corp.	1.05x
FinWise Bancorp	1.41x
Medallion Financial Corp.	0.73x

3.
The disclosure under the section entitled “The Mergers—Opinion of Green Dot’s Financial Advisor—Summary of Financial Analyses of Citi—The Green Dot Merger Consideration—Dividend Discount Analysis—Combined Company” in the proxy statement/prospectus is hereby amended by adding the following underlined language in the last paragraph beginning on page 148 of the proxy statement/prospectus:

Citi performed a dividend discount analysis of the Combined Company by calculating the estimated present value (as of June 30, 2026) of (i) the dividends that the Combined Company was forecasted to generate during the six months ending December 31, 2026 and the years ending December 31, 2027 through December 31, 2031 based on the Adjusted Combined Company Projections (including certain pro forma effects of the Mergers anticipated by Green Dot management) and (ii) a range of estimated terminal values for the Combined Company. Based on its professional judgment and experience, Citi applied a perpetuity growth rate of 2.0% to 3.0% to the Combined Company’s estimated dividends for the terminal year period, based on the Adjusted Combined Company Projections. The undiscounted terminal value indicated by this analysis, assuming a 2.5% perpetuity growth rate (the midpoint of the selected range) and an 11.5% discount rate (the midpoint of the selected range noted below), was $996 million. The present value (as of June 30, 2026) of the dividends and implied terminal values were then calculated using a selected range of discount rates of 11.00% to 12.00% (selected by Citi using its professional judgment and experience and application of the capital asset pricing model). This analysis indicated an approximate implied equity value reference range for the Combined Company of $590 million to $755 million. Accounting for the approximate 72.2% ownership in the Combined Company by Green Dot stockholders as of immediately following the consummation of the Mergers and the $8.11 of per share cash consideration, this analysis indicated a range of implied value for the Green Dot Merger Consideration of $15.45 to $17.51.

4.
The disclosure under the section entitled “The Mergers—Opinion of Green Dot’s Financial Advisor—Summary of Financial Analyses of Citi—Green Dot—Selected Public Companies Analysis” in the proxy statement/prospectus is hereby amended by adding (i) the following underlined language in the second full paragraph, (ii) the “Price / 2026E Adjusted EPS” for each of the selected companies to the table and (iii) the “Price / Tangible Book Value Per Diluted Share” for each of the selected companies to the table, in each case, on page 149 of the proxy statement/prospectus:

The selected companies (and corresponding multiples) considered by Citi for its analysis of Green Dot were:

Selected Companies	Price / 2026E Adjusted EPS	Price / Tangible Book Value Per Diluted Share
Axos Financial, Inc.	8.5x	1.81x
The Bancorp, Inc.	9.1x	3.58x
Pathward Financial, Inc.	7.7x	2.94x
Coastal Financial Corporation	16.1x	3.40x
MVB Financial Corp.	11.8x	1.05x
FinWise Bancorp	9.2x	1.41x
Medallion Financial Corp.	5.3x	0.73x

5.
The disclosure under the section entitled “The Mergers—Opinion of Green Dot’s Financial Advisor—Summary of Financial Analyses of Citi—Green Dot—Dividend Discount Analysis” in the proxy statement/prospectus is hereby amended by adding the following underlined language in the last paragraph beginning on page 149 of the proxy statement/prospectus:

Citi performed a dividend discount analysis of Green Dot by calculating the estimated present value (as of September 30, 2025) of (i) the dividends that Green Dot was forecasted to generate during the three months ending December 31, 2025 and the years ending December 31, 2026 through December 31, 2031 based on the Green Dot Prospective Financial Information and (ii) a range of estimated terminal values for Green Dot. Based on its professional judgment and experience, Citi applied a perpetuity growth rate of 2.0% to 3.0% to Green Dot’s estimated dividends for the terminal year period, based on the Green Dot Prospective Financial Information. The undiscounted terminal value indicated by this analysis, assuming a 2.5% perpetuity growth rate (the midpoint of the selected range) and a 12.63% discount rate (the midpoint of the selected range noted below), was $1,160 million. The present values (as of September 30, 2025) of the dividends and implied terminal values were then calculated using a selected range of discount rates of 12.00% to 13.25% (selected by Citi using its professional judgment and experience and application of the capital asset pricing model). This analysis indicated an approximate implied per share equity value reference range, rounded to the nearest $0.05, for Green Dot Class A Common Stock of $13.15 to $16.30, as compared to the ranges of value for the Green Dot Merger Consideration indicated by Citi’s analyses described under “—Summary of Financial Analyses of Citi—The Green Dot Merger Consideration.”

6.
The disclosure under the section entitled “The Mergers—Opinion of Green Dot’s Financial Advisor—Summary of Financial Analyses of Citi—Green Dot—Present Value of Future Share Price Analysis” in the proxy statement/prospectus is hereby amended by adding the following underlined language to the fourth sentence of the first full paragraph on page 150 of the proxy statement/prospectus:

Citi discounted the resulting future equity values per share to September 30, 2025 using a discount rate equal to the midpoint of the range of Green Dot’s assumed cost of equity of 12.6% (which cost of equity was selected based on the application of Citi’s professional judgment and experience and application of the capital asset pricing model).

7.
The disclosure under the section entitled “The Mergers—Opinion of Green Dot’s Financial Advisor—Summary of Financial Analyses of Citi—Certain Additional Information—Equity Research Analyst Price Targets” in the proxy statement/prospectus is hereby amended by adding the following underlined language to and deleting the stricken-through language from the third and fourth sentences to the fourth full paragraph on page 150 of the proxy statement/prospectus:

The ~~range of~~ undiscounted sell-side analyst price targets for shares of Green Dot Class A Common Stock ~~was $18.00 to $20.00 per share~~ by the two analysts were $18.00 per share and $20.00 per share. To facilitate a comparison with the Green Dot Merger Consideration, Citi discounted the price target range to present value by applying, for a one-year discount period, an illustrative discount rate of 12.63%, which was selected by Citi based on Green Dot’s assumed cost of equity and application of the capital asset pricing model.

8.
The disclosure under the section entitled “The Mergers—Opinion of Green Dot’s Financial Advisor—Summary of Financial Analyses of Citi—Certain Additional Information—Premiums Paid Analysis” in the proxy statement/prospectus is hereby amended by adding the following underlined language to the first sentence of the last paragraph beginning on page 150 of the proxy statement/prospectus:

Citi reviewed one-day premiums to the unaffected share price reflected in approximately 850 control acquisitions of U.S. public companies from January 1, 2015 through November 21, 2025.

9.
The disclosure under the section entitled “The Mergers—Opinion of Green Dot’s Financial Advisor—Miscellaneous” in the proxy statement/prospectus is hereby amended by adding the following underlined language to and deleting the stricken-through language from the first sentence of the first full paragraph on page 151 of the proxy statement/prospectus:

Citi has acted as financial advisor to Green Dot in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement and will receive an aggregate fee, estimated based on information available as of the date of this proxy statement/prospectus, to be approximately $~~13~~14 million for such services, of which $3 million was payable in connection with the delivery of Citi’s opinion to the Green Dot Board and ~~a significant portion~~ of which $11 million is contingent upon the consummation of the transactions contemplated by the Merger Agreement and the Separation Agreement.

10.
The disclosure under the section entitled “The Mergers—Opinion of CommerceOne’s Financial Advisor—Green Dot Selected Public Companies Analysis—BaaS Group” in the proxy statement/prospectus is hereby amended by replacing the previously included list of BaaS Group companies on page 154 of the proxy statement/prospectus with the following table and underlined language:

Green Dot Selected Companies Analysis – BaaS Group(1):

Institution	Key Financial Metrics							Market Data
									90-Day		Price /
	Total	TCE /	LTM	LTM	LTM	Effcy.	NPAs /	Market	Daily		LTM	2026E
	Assets	TA	ROAA	ROAE	NIM	Ratio	Assets	Cap.	Avg. Vol.	TBV	EPS(1)	EPS(1)
Company Name	($MMs)	(%)	(%)	(%)	(%)	(%)	(%)	($MMs)	(Shares)	(%)	(x)	(x)
The Bancorp, Inc.	8,599	9.04	2.55	27.81	4.37	31.4	1.53	2,724.2	629,958	355.4	12.9	9.6
Metropolitan Bank Holding Corp.	8,234	8.78	0.83	8.74	3.76	57.2	1.33	751.2	104,526	104.9	12.7	7.6
Central Pacific Financial Corp.	7,421	7.92	0.90	11.86	3.35	61.1	0.19	797.0	146,515	135.9	12.2	9.4
Pathward Financial, Inc.	7,172	7.98	2.47	23.56	7.34	67.5	1.15	1,598.6	185,085	291.9	8.9	8.3
Republic Bancorp, Inc.	7,015	14.95	1.80	12.27	5.03	51.9	0.33	1,325.2	22,767	127.1	10.4	11.1
Midland States Bancorp, Inc.	6,912	6.61	(2.09)	(23.36)	3.53	58.8	0.95	341.2	146,268	74.8	NM	6.0
Triumph Financial, Inc.	6,357	7.87	0.16	1.10	6.46	90.5	1.09	1,272.5	239,149	271.8	NM	NM
First Internet Bancorp	5,639	5.93	(0.56)	(8.47)	1.96	62.4	0.72	168.0	55,905	50.5	NM	4.8
Third Coast Bancshares, Inc.	5,062	8.51	1.28	12.87	3.96	56.3	0.38	515.6	70,141	120.1	10.4	9.6
Coastal Financial Corporation	4,553	10.44	1.10	11.08	7.18	51.3	0.59	1,554.0	117,646	326.8	NM	15.7
MVB Financial Corp.	3,233	10.06	1.00	10.65	3.58	96.2	0.83	327.9	35,009	100.6	10.6	13.1
Cass Information Systems, Inc.	2,454	9.17	1.34	13.35	3.71	78.4	1.14	544.3	78,337	244.5	17.9	14.3
Esquire Financial Holdings, Inc.	2,184	12.78	2.46	19.68	5.97	48.5	0.40	813.4	65,634	307.3	17.6	16.0

(1)	Financial data as of or for the LTM period ended September 30, 2025 and recent market data as of November 21, 2025

o
The 25th percentile, median (50th percentile), and 75th percentile metrics reflected in Performance Trust’s analysis were calculated directly from the financial and market data for the selected companies set forth in the table above. For each metric, the values for all companies in the group were ranked in ascending order, and the 25th percentile, median (50th percentile), and 75th percentile were determined using standard statistical interpolation across the ranked dataset. For any metric where a selected company’s value was not meaningful ("NM"), that company was excluded from the percentile calculation for that metric only; all other metrics for that company were included in their respective calculations.

o
Performance Trust's analysis was based on the market-based metrics set forth in the table above, which were selected using Performance Trust’s professional judgment as the most relevant indicators of relative valuation for the selected companies.

11.
The disclosure under the section entitled “The Mergers—Opinion of CommerceOne’s Financial Advisor—Green Dot Selected Public Companies Analysis—Traditional Group” in the proxy statement/prospectus is hereby amended by replacing the previously included list of Traditional Group companies on page 155 of the proxy statement/prospectus with the following table and underlined language:

Green Dot Selected Companies Analysis – Traditional Group(1):

Institution	Key Financial Metrics							Market Data

									90-Day		Price /
	Total	TCE /	LTM	LTM	LTM	Effcy.	NPAs /	Market	Daily		LTM	2026E
	Assets	TA	ROAA	ROAE	NIM	Ratio	Assets	Cap.	Avg. Vol.	TBV	EPS(1)	EPS(1)
Company Name	($MMs)	(%)	(%)	(%)	(%)	(%)	(%)	($MMs)	(Shares)	(%)	(x)	(x)
Camden National Corporation	6,982	7.09	0.86	9.31	3.00	56.0	0.12	675.4	68,780	140.4	11.4	7.5
Northpointe Bancshares, Inc.	6,840	7.65	1.21	12.78	2.39	57.0	0.76	562.9	148,881	107.6	8.6	6.1
Shore Bancshares, Inc.	6,278	7.80	0.94	10.27	3.26	58.4	0.44	554.2	146,328	114.9	9.8	8.6
SmartFinancial, Inc.	5,785	7.78	0.87	9.15	3.25	65.3	0.21	607.4	58,250	137.2	13.0	10.6
Bridgewater Bancshares, Inc.	5,360	7.71	0.80	8.72	2.52	52.8	0.19	468.7	108,040	113.8	12.8	9.3
Alerus Financial Corporation	5,331	8.24	0.95	10.01	3.40	66.5	1.13	551.9	75,482	128.6	11.1	8.9
Peoples Financial Services Corp.	5,160	7.99	1.05	10.93	3.49	56.6	0.34	483.9	29,965	119.8	9.2	7.7
Bar Harbor Bankshares	4,717	7.94	0.87	7.62	3.29	60.8	0.25	494.8	53,737	136.6	12.8	8.5
Arrow Financial Corporation	4,587	8.60	0.79	8.51	3.08	62.6	0.13	498.5	43,138	127.0	14.6	8.9
West Bancorporation, Inc.	3,985	6.40	0.80	13.76	2.22	56.8	0.00	371.5	36,783	145.6	11.5	9.1
Community West Bancshares	3,612	8.33	0.95	9.04	4.07	62.1	0.20	425.5	61,073	145.5	12.5	9.5
Farmers & Merchants Bancorp, Inc.	3,391	8.21	0.95	9.24	3.12	62.2	0.15	339.5	19,776	126.7	10.8	9.6
Bankwell Financial Group, Inc.	3,244	8.93	0.90	10.40	2.96	55.3	0.56	345.0	32,414	122.1	12.3	8.7
FS Bancorp, Inc.	3,209	8.94	1.05	10.89	4.32	65.4	0.63	298.8	15,748	106.3	9.8	8.9
The First Bancorp, Inc.	3,198	7.70	0.99	12.03	2.53	53.3	0.59	287.2	20,159	117.7	9.1	NA
Colony Bankcorp, Inc.	3,153	8.00	0.89	9.79	3.01	66.3	0.32	293.3	55,093	118.5	10.6	8.0
Citizens Financial Services, Inc.	3,056	8.09	1.12	10.30	3.40	58.9	0.75	274.9	8,854	114.5	8.1	7.8

(1)	Financial data as of or for the LTM period ended September 30, 2025 and recent market data as of November 21, 2025

o
The 25th percentile, median (50th percentile), and 75th percentile metrics reflected in Performance Trust’s analysis were calculated directly from the financial and market data for the selected companies set forth in the table above. For each metric, the values for all companies in the group were ranked in ascending order, and the 25th percentile, median (50th percentile), and 75th percentile were determined using standard statistical interpolation across the ranked dataset. For any metric where a selected company’s value was not meaningful ("NM"), that company was excluded from the percentile calculation for that metric only; all other metrics for that company were included in their respective calculations.

o
Performance Trust’s analysis was based on the market-based metrics set forth in the table above, which were selected using Performance Trust’s professional judgment as the most relevant indicators of relative valuation for the selected companies.

12.
The disclosure under the section entitled “The Mergers—Opinion of CommerceOne’s Financial Advisor—Green Dot Comparable Selected Precedent Transactions” in the proxy statement/prospectus is hereby amended by replacing the previously included list of Green Dot Selected Transactions group transactions on page 156 of the proxy statement/prospectus with the following table and underlined language:

Green Dot Comparable Selected Transactions:

	Acquiror		Target						Transaction Details
		Total		Total	TCE /	LTM	LTM	NPAs /	Transaction	Price /
Close		Assets		Assets	TA	ROAA	ROAE	Assets	Value	TBV	LTM EPS
Date	Name	($MMs)	Name	($MMs)	(%)	(%)	(%)	(%)	($MMs)	(%)	(x)

02/13/26	Nicolet Bankshares, Inc.	9,029	MidWestOne Financial Group, Inc.	6,250	8.36	0.94	10.09	0.52	866.3	165.7	14.7
07/01/25	Independent Bank Corp.	19,408	Enterprise Bancorp, Inc.	4,743	7.65	0.77	10.88	0.55	564.2	154.5	15.5
06/01/25	ConnectOne Bancorp, Inc.	9,724	The First of Long Island Corporation	4,209	8.93	0.52	5.97	0.06	280.8	74.3	12.7
04/01/25	Renasant Corporation	17,510	The First Bancshares, Inc.	7,966	8.33	0.95	8.14	0.25	1,176.9	184.0	15.5
02/28/25	WesBanco, Inc.	18,128	Premier Financial Corp.	8,779	7.95	0.92	8.26	0.74	994.8	146.0	12.5
07/12/24	Eastern Bankshares, Inc.	21,583	Cambridge Bancorp	5,490	8.41	0.84	9.08	0.13	527.1	114.5	11.1
04/01/24	Atlantic Union Bankshares Corp.	20,602	American National Bankshares Inc.	3,113	7.94	1.09	10.32	0.04	444.0	184.7	13.2
02/29/24	Washington Federal, Inc.	20,772	Luther Burbank Corporation	7,922	8.50	1.22	13.35	0.06	653.7	97.0	7.3
03/01/22	SouthState Corporation	40,376	Atlantic Capital Bancshares, Inc.	3,780	8.80	1.28	12.80	0.45	545.3	162.4	12.5
01/01/22	WSFS Financial Corporation	14,334	Bryn Mawr Bank Corporation	5,432	8.08	0.64	5.32	0.23	989.9	228.8	29.8

o
The 25th percentile, median (50th percentile), and 75th percentile transaction metrics reflected in Performance Trust’s analysis were calculated directly from the transaction data set forth in the table above. For each metric (including Price/TBV and LTM EPS multiples), the values for all transactions in the group were ranked in ascending order, and the 25th percentile, median (50th percentile), and 75th percentile were determined using standard statistical interpolation across the ranked dataset. No transactions were excluded from the percentile calculations after the initial transaction group was established.

o
Performance Trust’s analysis was based on the transaction metrics set forth in the table above, which were selected using Performance Trust’s professional judgment as the most relevant indicators of relative valuation for the selected transactions.

13.
The disclosure under the section entitled “The Mergers—Opinion of CommerceOne’s Financial Advisor—Green Dot Dividend Discount Analysis” in the proxy statement/prospectus is hereby amended by (i) deleting the stricken-through last sentence of the first full paragraph and (ii) adding the following underlined language as a new paragraph following the first full paragraph, in each case, on page 157 of the proxy statement/prospectus:

Performance Trust performed a standalone analysis that estimated the net present value of potential dividends that could be distributed to holders of Green Dot Common Stock during the period reflected in the Green Dot Projections and a terminal value per share for Green Dot. Performance Trust calculated the amount of such dividends by assuming (i) Green Dot performed in accordance with the Green Dot Projections and (ii) maintenance of a TCE/TA of 8.50% on a standalone basis (as selected by Performance Trust using its professional judgment and experience after taking into account the details of the Green Dot Merger and observed median ratios for the Green Dot peer groups based on public filings (see tables under Green Dot Comparable Selected Companies Analysis)). To derive an estimate of terminal value per share of Green Dot Common Stock at December 31, 2029, Performance Trust applied multiples of projected December 31, 2029 TBV ranging from 110% to 130% and projected terminal 2029E Price-to-Earnings (“P/E”) multiple ranging from 9.0x to 11.0x, based on the approximate median multiple for Green Dot comparable public companies. The terminal values and estimated dividends were then discounted to present values using discount rates ranging from 11.03% to 13.03%, which were selected using Performance Trust’s professional judgment and experience. ~~As illustrated in the following tables, the analysis indicated a range of per share values of Green Dot Common Stock of $6.17 to $8.09 based on TBV multiple terminal value methodology and $9.03 to $12.13 based on P/E multiple terminal value methodology.~~

The terminal Price-to-Tangible Book Value and Price-to-Earnings multiples selected in the dividend discount model analysis were derived from, and are consistent with, the trading multiples observed across the selected group of publicly traded comparable companies as of the valuation date. This approach reflects standard valuation practices, under which terminal multiples are benchmarked to observable market data for companies with similar financial profiles, business characteristics, and risk attributes.

14.
The disclosure under the section entitled “The Mergers—Opinion of CommerceOne’s Financial Advisor—CommerceOne Selected Companies Analysis” in the proxy statement/prospectus is hereby amended by replacing the previously included list of selected companies on page 157 of the proxy statement/prospectus with the following table and underlined language:

CommerceOne Selected Companies Analysis(1):

Institution	Key Financial Metrics								Market Data
									90-Day		Price /
	Total	TCE /	LTM	LTM	LTM	Effcy.	NPAs /	Market	Daily		LTM	2026E
	Assets	TA	ROAA	ROAE	NIM	Ratio	Assets	Cap.	Avg. Vol.	TBV	EPS(2)	EPS(2)
Company Name	($MMs)	(%)	(%)	(%)	(%)	(%)	(%)	($MMs)	(Shares)	(%)	(x)	(x)

Bank7 Corp.	1,891	12.22	2.44	19.45	5.03	39.7	0.71	396.4	16,366	172.5	9.3	9.9
National Bankshares, Inc.	1,802	9.32	0.72	7.90	2.51	63.3	0.11	193.1	8,908	115.7	14.9	10.8
Citizens Community Bancorp, Inc.	1,727	9.13	0.73	7.10	3.02	70.1	0.96	161.5	27,031	106.5	13.0	9.4
CB Financial Services, Inc.	1,546	9.29	0.18	1.82	3.38	56.1	0.15	170.4	10,071	119.1	NM	10.4
Chain Bridge Bancorp, Inc.	1,534	10.63	1.29	12.35	3.44	56.2	0.00	202.6	9,868	124.2	10.8	7.6
Riverview Bancorp, Inc.	1,510	9.20	0.31	2.92	2.70	88.7	0.58	109.8	56,841	81.2	24.0	26.5
SB Financial Group, Inc.	1,496	7.35	0.94	10.38	3.43	70.8	0.32	133.1	17,355	123.5	10.0	8.6
GBank Financial Holdings Inc.	1,301	12.16	1.61	12.73	4.41	56.8	0.78	474.3	44,516	298.0	25.2	12.2
Provident Financial Holdings, Inc.	1,231	10.43	0.49	4.63	2.95	78.4	0.15	98.1	7,438	76.9	16.8	14.2
FinWise Bancorp	900	20.59	1.91	8.46	8.73	56.4	4.94	242.1	14,748	131.0	16.8	10.7
United Bancorp, Inc.	868	7.48	1.36	17.61	3.59	57.6	0.66	74.8	3,862	117.3	10.0	8.4

(1)	Financial data as of or for the LTM period ended September 30, 2025 and recent market data as of November 21, 2025

(2)	P/E multiples greater than 30.0x deemed not meaningful (“NM”)

o
The 25th percentile, median (50th percentile), and 75th percentile metrics reflected in Performance Trust’s analysis were calculated directly from the financial and market data for the selected companies set forth in the table above. For each metric, the values for all companies in the group were ranked in ascending order, and the 25th percentile, median (50th percentile), and 75th percentile were determined using standard statistical interpolation across the ranked dataset. For any metric where a selected company’s value was not meaningful ("NM"), that company was excluded from the percentile calculation for that metric only; all other metrics for that company were included in their respective calculations.

o
Performance Trust’s analysis was based on the market-based metrics set forth in the table above, which were selected using Performance Trust’s professional judgment as the most relevant indicators of relative valuation for the selected companies.

15.
The disclosure under the section entitled “The Mergers—Opinion of CommerceOne’s Financial Advisor—CommerceOne Comparable Selected Precedent Transactions” in the proxy statement/prospectus is hereby amended by replacing the previously included list of CommerceOne Selected Transactions group transactions on page 159 of the proxy statement/prospectus with the following table and underlined language:

CommerceOne Selected Transactions:

	Buyer		Target						Transaction Details
		Total		Total	TCE /	LTM	LTM	NPAs /	Transaction	Price /		Core Dep.
Close		Assets		Assets	TA	ROAA	ROAE	Assets	Value	TBV	LTM EPS	Prem. (1)
Date	Name	($MMs)	Name	($MMs)	(%)	(%)	(%)	(%)	($MMs)	(%)	(x)	(%)
02/27/26	Mid Penn Bancorp, Inc.	6,355	1st Colonial Bancorp, Inc.	877	9.42	1.02	10.90	0.82	99.1	116.4	11.7	2.4
12/31/25	Mercantile Bank Corporation	6,181	Eastern Michigan Financial Corporation	505	10.43	1.38	15.13	0.24	96.1	165.4	11.6	9.7
05/01/25	Cadence Bank	47,019	FCB Financial Corp.	589	12.78	1.97	16.49	1.20	105.8	174.3	9.8	10.4
04/30/25	Glacier Bancorp, Inc.	27,903	Bank of Idaho Holding Company	1,328	9.46	1.09	11.08	0.16	246.2	186.7	17.3	12.5
04/01/24	Central Valley Community Bancorp	2,435	Community West Bancshares	1,131	9.96	1.05	10.22	0.09	100.1	88.0	8.7	(1.4)
04/01/24	Prosperity Bancshares, Inc.	37,844	Lone Star State Bancshares, Inc.	1,305	9.35	1.42	12.73	0.02	226.4	187.0	14.4	11.4
02/10/23	Bank First Corporation	2,961	Hometown Bancorp, Ltd.	645	11.11	1.39	11.59	0.22	123.9	210.9	14.3	12.1
08/26/22	Nicolet Bankshares, Inc.	7,695	Charter Bankshares, Inc.	1,136	12.09	1.24	10.47	0.52	158.0	169.9	11.8	7.8
10/07/22	Hometown Financial Group MHC	3,645	Randolph Bancorp, Inc.	803	12.56	1.29	9.31	0.48	148.3	136.9	14.4	9.0
01/01/22	German American Bancorp, Inc.	5,349	Citizens Union Bancorp of Shelbyville, Inc.	1,074	9.31	1.06	10.81	0.67	155.0	156.0	14.1	6.3
11/30/21	Arbor Bancorp, Inc.	2,561	FNBH Bancorp, Inc.	647	10.26	1.11	10.11	0.26	116.6	175.7	17.5	9.2
03/07/22	Stock Yards Bancorp, Inc.	6,088	Commonwealth Bancshares, Inc.	1,255	9.30	1.38	14.43	0.35	153.0	166.8	10.4	6.5
01/07/22	CVB Financial Corp.	15,539	Suncrest Bank	1,372	9.87	1.23	9.64	0.36	204.4	151.0	12.6	6.4
12/01/21	Valley National Bancorp	41,178	The Westchester Bank Holding Corp.	1,313	10.06	1.07	10.25	0.21	220.2	169.0	18.1	8.7
11/01/21	Farmers National Banc Corp.	3,325	Cortland Bancorp	792	10.24	1.21	12.41	0.99	124.0	151.4	12.6	6.8
10/08/21	Simmons First National Corporation	23,348	Landmark Community Bank	1,007	10.14	1.08	10.90	0.66	146.4	143.4	14.0	8.0
08/06/21	Seacoast Banking Corporation of FL	8,342	Legacy Bank of Florida	533	10.70	1.15	10.92	0.32	106.6	186.7	18.1	16.2
05/01/21	BancorpSouth Bank	23,555	National United Bancshares, Inc.	749	9.99	1.10	10.53	1.17	114.7	156.3	15.8	6.8

(1)	Core deposits are defined as total deposits excluding certificated deposits greater than $100,000 and brokered deposits

o
The 25th percentile, median (50th percentile), and 75th percentile transaction metrics reflected in Performance Trust’s analysis were calculated directly from the transaction data set forth in the table above. For each metric (including Price/TBV and LTM EPS multiples), the values for all transactions in the group were ranked in ascending order, and the 25th percentile, median (50th percentile), and 75th percentile were determined using standard statistical interpolation across the ranked dataset. No transactions were excluded from the percentile calculations after the initial transaction group was established.

o
Performance Trust’s analysis was based on the metrics set forth in the table above, which were selected using Performance Trust’s professional judgment as the most relevant indicators of relative valuation for the selected transactions.

16.
The disclosure under the section entitled “The Mergers—Certain Unaudited Prospective Financial Information—Green Dot Prospective Financial Information Used by Citi” in the proxy statement/prospectus is hereby amended by adding “Total Assets” and “Total Deposits” of Green Dot for each of the financial years to the first table on page 164 of the proxy statement/prospectus:

($ in millions, except per share data)	2025E		2026E	2027E	2028E	2029E	2030E	2031E
Total Assets(1)	$5,619		$5,619	$6,177	$6,669	$6,818	$7,495	$8,121
Total Deposits(1)	$4,225		$4,158	$4,607	$4,933	$5,031	$5,484	$5,868
Gross Revenue	$2,038		$2,043	$2,247	$2,352	$2,407	$2,627	$2,810
Net Income	$(68)		$41	$80	$116	$154	$175	$192
Tangible Book Value(1)	$537		$648	$793	$979	$1,206	$1,419	$1,655
Adjusted Earnings per Share(2)	$1.44		$1.72	$2.33	$2.89	$3.43	$3.71	$3.92
Hypothetical Dividends(3)	$(30	)(4)	$26	$53	$55	$120	$135	$115

(1)	As of the year-end of applicable calendar year.

(2)	Adjusted for one-time non-recurring items, acquired intangibles amortization expense and equity losses from unconsolidated affiliates.

(3)
Amounts represent the hypothetical dividends assuming all excess tier 1 capital would be distributed to Green Dot stockholders, with excess tier 1 capital calculated based on target tier 1 leverage ratio of 14.3% for the fourth quarter of 2025 and 15.0% for 2026 to 2031.

(4)	Represents figure for fourth quarter of 2025.

17.
The disclosure under the section entitled “The Mergers—Certain Unaudited Prospective Financial Information—Adjusted Combined Company Projections” in the proxy statement/prospectus is hereby amended by adding “Total Assets” and “Total Deposits” of the Combined Company for each of the financial years to the second table on page 165 of the proxy statement/prospectus:

($ in millions, except per share data)	2026E	2027E	2028E	2029E	2030E	2031E
Total Assets(1)	$6,243	$6,581	$7,871	$9,094	$9,776	$10,265
Total Deposits(1)	$5,491	$5,765	$6,967	$8,069	$8,674	$9,108
Consolidated Net Income	$(147)	$58	$82	$114	$123	$129
Tangible Book Value(1)	$522	$586	$671	$788	$911	$1,039
Hypothetical Dividends(2)	—	$12	$(28)	$6	$65	$87

(1)	As of the year-end of applicable calendar year.

(2)
Amounts represent the hypothetical dividends assuming all excess tangible common equity would be distributed to Green Dot stockholders, with excess tangible common equity calculated based on a target common equity to tangible assets ratio of 8.75% from 2027 to 2031.

Cautionary Notes on Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits or costs of the proposed transactions, the plans, objectives, expectations and intentions of Green Dot, CommerceOne, and OpCo, including future financial and operating results (including the anticipated impact of the proposed transactions), statements related to the expected timing of the completion of the proposed transactions, the plans, objectives, expectations and intentions of Compass Sub North, Inc., a newly formed Delaware corporation and a direct, wholly-owned subsidiary of CommerceOne (to be renamed “CommerceOne Financial Corporation” as part of the proposed transactions), following the consummation of the proposed transactions described herein, and other statements that are not historical facts. You can identify these forward-looking statements through the use of words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “predicts,” “forecasts,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may” and “assumes,” variations of such words and similar expressions of the future or otherwise regarding the outlook for Green Dot’s, CommerceOne’s or the combined company’s future businesses and financial performance and/or the performance of the banking industry and economy in general.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Green Dot, CommerceOne or the combined company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Green Dot or CommerceOne and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K. Many of these factors are beyond Green Dot’s, CommerceOne’s or the combined company’s ability to control or predict, and there is no assurance that any list of risks and uncertainties or risk factors is complete. These factors include, among others, (1) the risk that the cost savings and synergies from the proposed transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to Green Dot’s business and to CommerceOne’s business as a result of the announcement and pendency of the proposed transaction, (3) the risk that the integration of Green Dot’s and CommerceOne’s respective businesses and operations, or the separation of Green Dot’s non-bank fintech businesses from Green Dot Bank, will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events, (4) the failure to satisfy the conditions to the closing of the transactions among Green Dot, CommerceOne and OpCo, including the failure to obtain the necessary approvals by the stockholders of Green Dot or CommerceOne, (5) the amount of the costs, fees, expenses and charges related to the transactions, (6) the ability by each of Green Dot, CommerceOne and OpCo to obtain required governmental approvals of the proposed transactions on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transactions, (7) reputational risk and the reaction of Green Dot’s or CommerceOne’s customers, suppliers, employees or other business partners to the proposed transactions, (8) challenges retaining or hiring key personnel following the proposed transactions, (9) any unexpected delay in closing the proposed transactions or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or Separation Agreement, (10) the dilution caused by the issuance of shares of the combined company’s common stock in the transaction, (11) the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) risks related to management and oversight of the business and operations of the combined company and the separation of Green Dot’s non-bank fintech business from Green Dot Bank and the combined company, (13) the possibility the combined company is subject to additional regulatory requirements or consent orders as a result of the proposed transactions, (14) the outcome of any legal or regulatory proceedings or governmental inquiries or investigations that may be currently pending or later instituted against Green Dot, CommerceOne or the combined company, and (15) general competitive, economic, political, regulatory and market conditions and other factors that may affect future results of Green Dot, CommerceOne and the combined company, including changes in asset quality and credit risk; the inability to sustain or achieve revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the ability to raise or maintain liquidity, funding, and capital; the impact, extent and timing of technological changes; capital management activities; fraudulent or other illegal activity involving the products and services of Green Dot, CommerceOne or the combined company; cybersecurity risks, including cyber-attacks or security breaches; fluctuations in operating results; changes in legislation, regulation, policies or administrative practices and the ability to comply with such changes in a timely manner; and changes in the monetary and fiscal policies of the U.S. Government. Additional factors which could affect future results of Green Dot can be found in Green Dot’s filings with the Securities and Exchange Commission (the “SEC”), including in Green Dot’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, under the captions “Forward-Looking Statements” and “Risk Factors,” and Green Dot’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Green Dot, CommerceOne and OpCo do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Additional Information about the Transaction and Where to Find It

New CommerceOne filed a registration statement on Form S-4 (File No. 333-293326) with the SEC on February 10, 2026, as amended on April 7, 2026, May 1, 2026 and May 7, 2026 to register the shares of New CommerceOne common stock that will be issued to CommerceOne stockholders and Green Dot stockholders in connection with the proposed transactions. The registration statement includes a proxy statement of Green Dot and CommerceOne that also constitutes a prospectus of New CommerceOne. The registration statement was declared effective on May 8, 2026, at which time Green Dot filed a definitive proxy statement and New CommerceOne filed a final prospectus. Green Dot and CommerceOne each commenced mailing of the proxy statement/prospectus to their respective stockholders on or about May 15, 2026. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Green Dot or New CommerceOne through the website maintained by the SEC at http://www.sec.gov. Documents filed with the SEC by Green Dot will also be available free of charge by contacting the investor relations department of Green Dot at IR@greendot.com or by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.

Before making any voting or investment decision, investors and security holders of Green Dot and CommerceOne are urged to read carefully the entire registration statement and proxy statement/prospectus, including any amendments thereto, because they contain or will contain important information about the proposed transactions. Free copies of these documents may be obtained as described above.

Participants in the Solicitation

Green Dot and CommerceOne and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Green Dot’s stockholders in respect of the proposed transactions under the rules of the SEC. Information about the directors and executive officers of Green Dot and CommerceOne is included in the registration statement. Information regarding Green Dot’s directors and executive officers is also available in Green Dot’s Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2025 (the “Green Dot 10-K/A”), which was filed with the SEC on April 30, 2026, and in other documents subsequently filed by Green Dot with the SEC, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Green Dot’s securities by Green Dot’s directors or executive officers from the amounts described in the Green Dot 10-K/A have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Green Dot 10-K/A and are available at the SEC’s website at www.sec.gov.

No Offer or Solicitation

This Current Report on Form 8-K relates to the proposed transactions and is for informational purposes only and is not intended to, and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GREEN DOT CORPORATION

Date: June 16, 2026	By:	/s/ Amy Pugh
Amy Pugh
General Counsel